UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2004

OPTIMUMCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-17401 (Commission File Number)	33-0218003 (I.R.S. Employer Identification Number)

30011 Ivy Glenn Drive, Suite 219 Laguna Niguel, California (Address of Principal Executive Offices)	92677 (Zip Code)

(949) 495-1100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURE

Item 5. Other Events and Regulation FD Disclosure

     On May 13, 2004, OptimumCare Corporation filed a Form 15 with the SEC for the purpose of terminating its duty to file reports under the Securities Exchange Act of 1934, as amended. OptimumCare’s duty to file periodic reports was suspended upon filing the Form 15 and OptimumCare does not plan to file a Form 10-Q for the quarter ended March 31, 2004. OptimumCare is entitled to terminate its duty to file reports because it has less than 300 holders of record of its common stock. Termination of the registration of OptimumCare’s common stock will take effect 90 days following the filing of the Form 15 or such shorter period as the Securities and Exchange Commission may determine.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMCARE CORPORATION
By:	/s/ Edward A. Johnson
Edward A. Johnson
Chief Executive Officer

Dated: May 13, 2004